Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements:

(1)	the Registration Statement (Form S-8 No. 333-170396) pertaining to the registration of 750,000 shares of Common Stock,

(2)	the Registration Statement (Form S-3 No. 333-170388) and in the related Prospectus pertaining to the registration of Debt Securities, Preferred Stock, Common Stock, Depository Shares and Warrants,

(3)	the Registration Statement (Form S-8 No. 333-151138) pertaining to the Amended and Restated BRE Stock Incentive Plan;

(4)	the Registration Statement (Form S-3 No. 333-147238) and in the related Prospectus pertaining to the registration of Debt Securities, Preferred Stock and Common Stock,

(5)	the Registration Statement (Form S-8 No. 333-142650) pertaining to the Non-Employee Director Stock Option and Restricted Stock Plan, as amended,

(6)	the Registration Statement (Form S-3 No. 333-138659) and in the related Prospectus pertaining to the issuance of $460,000,000 in Convertible Senior Notes,

(7)	the Registration Statement (Form S-8 No. 333-76590) pertaining to the 1999 BRE Stock Incentive Plan as amended, and

(8)	the Registration Statement (Form S-8, No. 333-30646) pertaining to the 1999 BRE Stock Incentive Plan as amended),

(9)	the Registration Statement (Form S-8 No. 333-69217) pertaining to the Amended and Restated 1992 Employee Stock Plan, the Amended and Restated Non-Employee Director Stock Option Plan, and the Consultancy Stock Option Agreement dated March 2, 1998,

(10)	the Registration Statement (Form S-3 No. 333-65833) pertaining to the registration of 3,452,181 Shares of Common Stock,

(11)	the Registration Statement (Form S-3 No. 333-44997) pertaining to the registration of 728,929 Shares of Common Stock,

(12)	the Registration Statement (Form S-3 No. 333-41433) pertaining to the registration of 3,713,331 Shares of Common Stock,

(13)	the Registration Statement (Form S-3 No. 333-114076) and in the related Prospectus pertaining to the registration of $700,000,000 in Debt Securities, Preferred Stock and Common Stock,

(14)	the Registration Statement (Form S-3 No. 333-68914) and in the related Prospectus pertaining to the registration of $700,000,000 in Debt Securities, Preferred Stock and Common Stock,

(15)	the Registration Statement (Form S-8 No. 333-02257) pertaining to the Amended and Restated Non-Employee Director Stock Option Plan of BRE Properties, Inc. and the Assumed Real Estate Investment Trust of California 1991 Officer Stock Option Plan,

(16)	the Registration Statement (Form S-8 No. 33-61209) pertaining to the BRE Properties, Inc. 1994 Non-Employee Director Stock Plan and Chief Executive Officer Stock Option Plan,

(17)	the Registration Statement (Form S-8 No. 33-60082) pertaining to the BRE Properties, Inc. 1992 Employee Stock Option Plan,

of our reports dated February 18, 2011, with respect to the consolidated financial statements and schedule of BRE Properties, Inc., and the effectiveness of internal control over financial reporting of BRE Properties, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2010.

/s/ Ernst & Young LLP

San Francisco, California

February 18, 2011